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                              AGREEMENT TO SUBLEASE

            This AGREEMENT dated as of the 1st day of February 2000, between FIDELITY MORTGAGE, INC., having an officer at 8044 Montgomery Road, Suite 200, Cincinnati, Ohio 45326 (hereinafter referred to as "Sublessor"), and MoneyZone.com, a Nevada corporation, having an office at 8701 Red Oak Boulevard, Charlotte, NC 28217 (hereinafter referred to as "Sublessee").

                             W I T N E S S E T H

            WHEREAS Sublessor is the lessee under a certain lease agreement with Highwoods/Forsyth Limited Partnership ("Lessor"), dated September 01, 1997, for that certain premises located in the City of Charlotte State of North Carolina described as that certain first (1st) floor office space, suite 100 of that certain office building known as Live Oak on land located at Oak Hill Business Park with a street address of 8701 Red Oak Boulevard consisting of approximately 5100 rentable square feet (the "Property"), to which lease reference is hereby made as if the same were herein set forth at length, which lease, together with amendment and modifications heretofore and hereinafter entered into, are collectively hereinafter referred to as the "Prime Lease" and are attached hereto as Exhibit "A"; and

            WHEREAS, the parties hereto have agreed that Sublessor shall sublease the Property to Sublessee commencing on February 1, 2000, or when Lessor consents to this sublease, whichever will last occur, and ending on August 31, 2002 (the "Term"), unless otherwise sooner terminated in accordance with the provisions of this sublease.

            NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:


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1.   Sublessor  hereby  leases to  Sublessee  for the Term the 5100  approximate rentable square feed of the space on the 1st floor of said building, shown on Exhibit B attached hereof and made a part hereof.

2. Commencing on April 1, 2000, Sublessee shall pay to Sublessor monthly rent of six thousand eight hundred dollars ($6,800.00), plus any additional rent mentioned in Paragraph 6. Any partial months rent shall be prorated for the actual number of days that this sublease is outstanding.

3. Sublessee shall pay the rent provided for herein in advance on the first day of each and every month during the term without deduction, setoff, notice or demand. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of six thousand eight hundred dollars ($6,800.00) as rent for April 2000.

4.   The Property shall be used for general offices and for no other purpose.

5. Sublessee shall not assign this sublease nor sublet the Property in whole or in part; nor shall Sublessee permit its interest in this sublease to be vested in any third party by operation of law or otherwise.

6. Sublessee shall be liable for all additional use by Sublessee of electrical current in excess of such electric current provided by the Lessor under the Prime Lease. If Sublessee shall procure any additional services from the building, such as alterations or after-hour air conditioning, Sublessee shall pay for same at the rates charged therefor by the Lessor and shall make such payments to the Sublessor or Lessor, as Sublessor shall direct.


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     Any rent or other sums payable by Sublessee under this Paragraph 6 shall be additional rent and collectable as such.

7. This sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, Sublessee agrees to be bound by, and to fully comply with, all the terms, covenants and conditions contained in the Prime Lease; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Lessor against the Sublessor under the Prime Lease if such breach were by the Sublessor thereunder.

8. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease.

9. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee or by reason of which the Prime Lease may be terminated or forfeited.

10. Sublessee shall pay the Landlord on the execution and delivery of the sublease the sum of six thousand eight hundred dollars ($6,800.00) as security deposit full and faithful performance of the terms, covenants and conditions of this sublease on Sublessee's part to be performed or


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     observed,  including but not limited to payment of rent and additional rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's defaults. Sublessor may use or apply all or any portion of the security deposit for the payment of any rent or other amount then due hereunder and unpaid; for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damaged sustained by Sublessor as a result of Sublessee's default or breach. Sublessee agrees to indemnify and save Sublessor harmless against any and all suits, judgments, claims, demands, liabilities, losses or damages which may arise against, or incurred by Sublessor as a result or consequence of Sublessee's failure to perform or keep any of the terms, covenants, rentals and conditions required to be kept and performed by Sublessee under the sublease. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this sublease, on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the expiration of this sublease and after the removal of Sublessee and surrender of possession of the Property to Sublessor.

11. Sublessor shall, at Sublessor's own expense, maintain General/Liability Insurance Coverage with liability limits of not less than $1,000,000.00 per occurrence for the Bodily Injury and/or Property Damage Liability and


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     $50,000 per occurrence for Fire/Legal  Liability.  Said insurance  coverage shall remain in force during the term of this agreement.

12.  Sublessee agrees to accept possession of the Property in "as is" condition.

13. Sublessee, upon expiration or other termination of the Term of this sublease, covenants to quit and surrender to Sublessor the Property, broom clean, in good order and condition, ordinary wear and tear, damage by fire or other casualty expected, and at Sublessee's expense, to remove all property of Sublessee. Any property not so removed shall be deemed abandoned by Sublessee and may be retained or disposed of at Sublessee's expense by Sublessor.

14. Sublessee represents and warrants that except for CB Richard Ellis and Queens Property, Sublessee has not retained, contracted or otherwise dealt with any real estate broker, salesperson, or finder in connection with the sublease, and no such person initiated or participated in the negotiation of the sublease. Sublessee shall indemnify and hold Sublessor harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representations.

15. Sublessee represents that it has read and is familiar with the terms of the Prime Lease, as well as any amendments, modifications and extensions thereto, and agrees to be bound by the terms contained therein and in all future amendments to modifications thereto.

16. All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the


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     understanding  of the  parties;  and this  sublease  may not be  changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

17. Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail or by overnight delivery addressed if to Sublessor, as follows:

                  Delta Funding Corporation

                  1000 Woodbury Road, Suite 200
                  Woodbury, New York 11797
                  ATTN:  Office Manager

and if to Sublessee, as follows:

                  MoneyZone.Com
                  8701 Red Oak Boulevard, Suite 100
                  Charlotte, NC  28217
                  ATTN:  Susan McAvoy, Vice President


Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

18. This agreement shall be governed by and be construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws rules thereof. Tenant agrees to submit to the jurisdiction of any United States Federal court sitting in the Eastern District of New York or any New York State court sitting in the County of Nassau in the State of New York.

19. The covenants and agreements herein contained shall bind and insure to the benefit of Sublessor, the Sublessee, and their respective executors, administrators, successors and assigns.


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            IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

                                    FIDELITY MORTGAGE, INC.
                                    (Sublessor)

                                    By:/s/ Mark Miller
                                       -----------------------------------------
                                    Its:  Vice President

                                    MoneyZone.com
                                    (Sublessee)


                                    By:  /S/ RANDALL GREENE
                                       -----------------------------------------
                                    Its:  President